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                                                               EXHIBIT 23.1
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                         INDEPENDENT AUDITOR'S CONSENT
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     We consent to the incorporation by reference in this Registration Statement of Hills Stores Company, Hills Department Store Company, Canton Advertising, Inc., Corporate Vision, Inc., C.R.H. International, Inc., HDS Transport, Inc.
and Hills Distributing Company on Form S-4 of our reports dated March 14, 1996 (April 5, 1996 with respect to the fifth paragraph of Note 8), included in the Annual Report on Form 10-K of Hills Stores Company for the year ended February
3, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



                                          DELOITTE & TOUCHE L.L.P.



Boston, Massachusetts
May 30, 1996